Exhibit 99.1

Lux Energy Updates Operations at its West Central Alberta Project

CALGARY, May 17 /PRNewswire-FirstCall/ - Lux Energy Corp. (OTC BB:LUXE.ob - News), an oil and gas production and exploration company, today reported that the Operator of the Barrhead oil discovery in West Central Alberta has reached a significant milestone. Lux Energy has a working interest in this project.

After initially producing natural gas, the 7-30 (or "C") well began flowing oil after several weeks and pumping equipment was installed in November 2009. The well has now produced more than 10,000 barrels of oil equivalent since production commenced in mid-July 2009. This prospect has 3-D proprietary control.

The Operator has identified two additional locations, one of which is now surveyed. The first location will test a separate 3-D anomaly, while the second location will offset the oil discovery.

Lux Energy Corp. is an oil and gas production and exploration company focusing on developing oil and gas resources in North America. Further information and news releases are available at www.luxenergycorp.com.

"Safe Harbor" Statement: This press release may contain certain forward-looking statements within the meaning of Sections 27A & 21E of the amended Securities and Exchange Acts of 1933-34, which are intended to be covered by the safe harbors created thereby. Although Lux Energy Corp believes that the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that these statements included in this press release will prove accurate. This press release includes forward-looking statements concerning the future performance of our business, its operations and its financial performance and condition, and also includes selected operating results presented without the context of accompanying financial results. These forward-looking statements include, among others, statements with respect to our objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. These forward-looking statements are based on our current expectations. We caution that all forward-looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward-looking information, and that actual future performance will be affected by a number of factors, including economic conditions, technological change, regulatory change and competitive factors, many of which are beyond our control. Therefore, future events and results may vary significantly from what we currently foresee. We are under no obligation (and we expressly disclaim any such obligation) to update or alter the forward-looking statements whether as a result of new information, future events or otherwise.